Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference of our firm under the caption “Experts” and to the use of our report dated March 22, 2017, in the Registration Statement (Form S-1) and related Prospectus of Cars.com Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Chicago, Illinois
May 11, 2017